Exhibit 5.2

[Letterhead of Cadwalader, Wickersham & Taft LLP]

July 1, 2020

Safe Bulkers, Inc.
Apt. D11,
Les Acanthes
6, Avenue des Citronniers
MC98000 Monaco

Re:	Safe Bulkers, Inc.: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as special United States counsel to Safe Bulkers, Inc., a Republic of the Marshall Islands corporation (the “Company”), in connection with the filing of the registration statement on Form F-3 on or about the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of (i) common stock of the Company, par value $0.001 per share, (ii) preferred stock of the Company, par value $0.01 per share, (iii) equity warrants of the Company (the “Warrants”), (iv) equity subscription rights of the Company (the “Subscription Rights”), and (v) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”), to be issued under the form of indenture filed as exhibit to the Registration Statement (the “Indenture”) which will be entered into with one or more trustees (the “Trustee”); and, together with the securities specified in clauses (i) through (v) above, the “Securities”), with an aggregate initial offering price not to exceed $200,000,000.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (i) the First Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), (ii) the First Amended and Restated Bylaws of the Company (the “Bylaws”) and (iii) the Indenture.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinions expressed herein.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

We have also assumed that, at the time of the issuance of any Securities, the issuance and delivery of such securities and the compliance by the Company with the terms of such securities, will not violate any applicable law or result in a violation of any provision of the Articles of Incorporation or the Bylaws then in effect or any instrument or agreement then binding upon the Company (including, without limitation, the Indenture, Warrant Agreement or the Subscription Rights Agreement, as applicable) or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and subject to the qualifications set forth herein and in the Registration Statement, we are of the opinion as follows:

1.       Subject to the taking of any additional proceedings contemplated by a prospectus that becomes a part of the Registration Statement, with respect to the Debt Securities to be issued in one or more series under the Indenture to be entered into by the Company and the Trustee, when (a) the Trustee has duly executed and delivered the Indenture, (b) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (c) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.       Subject to the taking of any additional proceedings contemplated by a prospectus that becomes a part of the Registration Statement, with respect to the Warrants to be issued in one or more series under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent (the “Warrant Agent”), when (a) the Warrant Agent has duly executed and delivered the Warrant Agreement, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company to the Warrant Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Warrants, the terms of the offering thereof and related matters and (d) such Warrants have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.       Subject to the taking of any additional proceedings contemplated by a prospectus that becomes a part of the Registration Statement, with respect to the Subscription Rights to be issued in one or more series under a rights agreement (the “Subscription Rights Agreement”) to be entered into by the Company and a rights agent (the “Rights Agent”), when (a) the Rights Agent has duly executed and delivered the Subscription Rights Agreement, (b) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company to the Rights Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Subscription Rights, the terms of the offering thereof and related matters and (d) such Subscription Rights have been duly executed and delivered in accordance with the provisions of the Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to admiralty or the ownership or operation of shipping vessels to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We express no opinion herein as to any provision that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of any provisions to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Republic of the Marshall Islands. With respect to all matters of the Republic of the Marshall Islands law, we note that you are being provided with the opinion, dated the date hereof, of Cozen O’Connor (New York), special counsel on the Republic of the Marshall Islands law to the Company.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion after the effective date of the Registration Statement in response to changes in law or future events or circumstances or otherwise. We have assumed that the laws of the State of New York will govern the Indenture, the Warrant Agreement, the Subscription Rights Agreement and the Securities issued pursuant thereto.

Each opinion with respect to the Securities or documents being “binding and enforceable” is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP
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